EXHIBIT 10.3

HIBBETT SPORTS, INC.
Amended and Restated
2005 DIRECTOR DEFERRED COMPENSATION PLAN
First Amendment November 16, 2006
Second Amendment February 9, 2007
Third Amendment November 19, 2008

1.      Plan Administration and Eligibility.

1.1.           Purpose.  The purpose of the Hibbett Sports, Inc. (the “Company”) 2005 Director Deferred Compensation Plan (the “Plan”) is to advance the interests of the Company and its shareholders by attracting and retaining the highest quality of experienced persons as Directors and to further align the interests of the Directors with the interests of the Company’s shareholders.

1.2.           Eligibility.  Each member of the Board of Directors (an “Eligible Director”) of the Company is eligible to participate in the Plan.

1.3.           Administration.  The Plan shall be administered, construed and interpreted by the Board of Directors of the Company.  Pursuant to such authorization, the Board of Directors shall have the responsibility for carrying out the terms of the Plan, including but not limited to the determination of the amount and form of payment of the annual retainer and any additional fees payable by the Company to an Eligible Director for his or her services as a director (the “Fees,” which shall not include reimbursements or other payments not for services rendered).  To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or under the Internal Revenue Code of 1986, as amended (the “Code”), a committee of the Board of Directors, or a subcommittee of any committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation.  The Board of Directors may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

2.      Stock Subject to the Plan.

2.1.           Number of Shares.  The maximum number of shares of the Company’s $0.01 par value Common Stock (“Common Stock” or “Shares”) which may be issued pursuant to this Plan shall be seventy-five thousand (75,000) Shares, subject to adjustment as provided in Section 5.4.  Such amount does not include Shares issuable upon exercise of stock options which may be granted pursuant to Section 4, which are subject to the limits contained in the respective plans under which such options are granted.

2.2.           Share Issuance.  To satisfy the requirements of Section 3, the Company may issue new Shares or reissue Shares previously repurchased by or on behalf of the Company.

2.3.           General Restrictions.  Delivery of Shares under Section 3 of the Plan shall be subject to the following:

(a)           Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution  would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be affected on a non-certificated basis, to the extent no prohibited by applicable law or the applicable rules of any stock exchange.

2.4.           Tax Withholding.  The Board may condition the delivery of any Shares or other benefits under the Plan on satisfaction of any applicable withholding obligations.  The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participating Eligible Director (“Participant”), through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.

3.      Deferred Compensation.

3.1.           Deferral of Fees.

(a)           Any Eligible Director may elect to defer in either cash or Shares all or a portion of the fees earned during any calendar year by delivering a deferral election (the “Deferral Election”) to the Company not later than (i) December 31 of the year immediately preceding the year to which the Deferral Election relates, or (ii) with respect to an Eligible Director’s first year or partial year of service as a director, thirty days following the date on which such director first became a director, but only for Fees earned after such election is made.  The Deferral Election shall specify the amount or portion of the Fees to be deferred; whether and to what extent such Fees are to be deferred in cash or in Shares; the manner of payment with respect to such deferred amounts; and the date on which the deferred amounts shall be paid and whether paid in lump sum or in which installment payment shall commence.  An election to defer Fees shall remain in force for such calendar year thereafter until changed or revoked by the director by written notice to the Company not later than December 31 immediately preceding the year to which such change or revocation relates.  A Deferral Election to delay the timing or change the form of payment cannot take effect for at least twelve (12) months and shall be made at least twelve (12) months prior to the first scheduled payment.  A Deferral Election may not be changed or revoked after the beginning of the year to which it relates.

(b)           For the year in which the Plan is first implemented, any Eligible Director may make an election to defer Fees for services to be performed subsequent to such election within 30 days after the effective date set forth in Section 5.1.

3.2.           Accounts; Interest and Dividend Credits.  On the first day of each calendar quarter (the “Credit Date”), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the “Deferred Compensation Accounts”) under the Plan as hereinafter provided.  Any portion of a Participant’s Fees which are deferred in cash shall be credited to the Participant’s Cash Deferral Account.  The amount of the credit shall equal the amount of Fees deferred in cash by the Participant during the immediately preceding calendar quarter.  Any portion of a Participant’s Fees which are deferred in Shares shall be credited to the Participant’s Deferred Stock Account.  The amount of the credit to such Deferred Stock Account shall be the number of Shares (rounded to the nearest one hundredth of a Share) determined by dividing the amount of the Participant’s Fees deferred in Shares during the immediately preceding quarter by the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the Credit Date or, if there is no trading on such exchange on the Credit Date, on the immediately preceding trading day.

On the first day of each calendar quarter, an amount shall be credited to each Participant’s Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding calendar quarter.  Interest shall accrue on the balance of each Participant’s Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom.  For this purpose, “Interest Rate” shall mean, with respect to any calendar quarter, 30-year Treasury Bond Rate than in effect.

Each time any dividend is paid on the Stock, a Participant who has a positive balance in his or her Deferred Stock Account shall receive a credit to such Account.  The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to the Participant’s Deferred Stock Account as of the record date for the dividend and dividing the product by the closing price per Share reported on the principal stock exchange where the Common Stock is listed on the dividend payment date.

3.3.           Payment.

(a)           An Eligible Director’s Deferred Compensation Accounts shall be paid to the director (or, in the event of death, to his or her designated beneficiary or estate) according to his or her Deferral Election; provided however, notwithstanding the Deferral Election distributions shall commence as soon as practicable following the date on which the director ceases to serve as a director of the Company.  If an Eligible Director’s Cash Deferral Account is paid in installments, the amount of each installment shall be (1) the balance of the Cash Deferral Account on the Distribution Date divided by the number of installments plus (2) interest credits.  A cash payment will be made with the final installment for any fraction of a share of Common Stock credited to the Eligible Director’s Deferred Stock Account.

(b)           Upon the death of an Eligible Director, the Company shall pay any remaining benefits as a single lump sum within 90 days following the date of death.

(c)           A lump sum payment and the first payment in a series of installment payments shall be paid no later than: (i) the end of the calendar year in which the Distribution Date occurs, or (ii) if later, the 15th day of the third month following the Distribution Date.  Subsequent installment payments shall be paid on the anniversary date of the first payment.

(d)           An Eligible Director’s continued service as an employee of the Company is not taken into account in determining whether such director is entitled to a payment under this Plan upon his resignation from the Board.

(e)           Except as provided in Treasury Regulation section 1.409A-3(j), no acceleration in the time or schedule of any payment or amount scheduled to be paid from an Eligible Director’s Account is permitted.

3.4.           Designation of Beneficiary.  Each Eligible Director may designate in writing a beneficiary to receive such portion, if any, of the director’s Deferred Compensation Accounts as remains unpaid at the director’s death.  In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the director’s death shall be paid to his or her estate.

3.5.           Nature of Promise.  The Company shall not be required to segregate or earmark any funds or Shares in respect of its obligations under Section 3 of the Plan.  No Eligible Director nor any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company.  The Plan constitutes a mere promise by the Company to make payments in the future and is unfunded for purposes of Title I of ERISA and for tax purposes.  The Company shall make available as and when required a sufficient number of Shares of Common Stock to meet the requirements arising under the Plan.

3.6.           No Assignment.  Rights to benefits under this Section 3 of the Plan may not be assigned, sold, transferred, encumbered, pledged or otherwise alienated, attached, garnished, or anticipated, other than in accordance with the beneficiary designation provisions of Sections 3.4 above.

4.      Stock Options.

4.1.           Election to Receive Options.  An Eligible Director may elect that any portion of his or her Fees not deferred under Section 3 above shall be paid in the form of options to purchase the Company’s Common Stock (“Options”).

4.2.           Time and Method of Election, Change or Revocation.  An election pursuant to Section 4.1 or any decision to change or revoke such election shall be governed by the same timing and other requirements set forth in Section 3 with respect to deferral of Fees.

4.3.           Option Terms.  Options shall be “non-qualified” stock options subject to the terms and conditions of: (i) the Company’s primary stock option plan for employees of the Company or a subsidiary Plan, for Eligible Directors who are such employees, and (ii) the Company’s primary stock option plan for non-employee directors, for all other Eligible Directors, to the same extent as if originally issued under such plans.  All of the provisions of the respective plan (e.g. terms, conditions, plan administration and otherwise) shall govern such Options, except that the issuance of Shares shall be debited from the amount authorized under this Plan in Section 2.1 hereof rather than the respective plan.  Options shall be issued as of the Credit Date and reflect an exercise price and other terms established according to the provisions of such plans.  The Options shall be fully vested when issued and the term of such Options shall be ten (10) years.

4.4.           Determination of Option Amount.  The number of Options issued to an Eligible Director under this Section 4 as of any Credit Date shall equal (i) the dollar amount of the portion of his or her Fee which is to be paid in Options on such Credit Date divided by (ii) thirty-three percent (33%) of the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the Credit Date or, if there is no trading on such exchange on the Credit Date, on the immediately preceding trading day.

5.      General Provisions.

5.1.           Effective Date of This Plan.  This Plan is effective July 1, 2005 and the shareholders of Hibbett Sporting Goods, Inc. approved the Plan on May 31, 2005.

5.2.           Duration of This Plan.  This Plan shall remain in effect, unless earlier terminated or superceded, until June 30, 2015.

5.3.           Amendment of This Plan.  The Board of Directors may suspend or discontinue this Plan or revise or amend it in any respect, provided, however, that: (i) without approval of the Company’s shareholders, no revision or amendment shall (x) change the total number of Shares subject to this Plan (except as provided in Section 5.4), (y) change the designation of the class of directors eligible to participate in the Plan, or (z) materially increase the benefits accruing to participants under or the cost of this Plan to the Company and (ii) the Plan shall not be terminated unless such termination is permitted and administered in accordance with Treasury Regulation section 1.409A-3(j)(4)(ix).  Moreover, in no event may Plan provisions be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

5.4.           Changes in Shares.  To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Shares which have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Board shall, in such manner as the Board deems equitable:  (A) make a proportionate adjustment in 1) the maximum number and type of securities which may be issued under this Plan, and 2) the number and type of securities subject to outstanding accounts (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that the number of shares subject to any account denominated in shares shall always be a whole number; or (B) cause any right to receive Shares outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate form of equity settlement (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled right substantially equivalent in value to the fair market value of such cancelled right.  The determination of fair market value shall be made by the Board of Directors in their sole discretion.  Any adjustments made hereunder shall be binding on all Participants.  Notwithstanding the foregoing, any Antidilution Adjustments to be made to outstanding Options shall be as provided for in the terms of the appropriate plan.  A cancellation of a stock right or shares in exchange for a cash payment or other settlement is only permitted is such payment or settlement does not result in an impermissible acceleration of benefits under Section 409A.

5.5.           Change of Control.  Upon a Change of Control (as defined below), any outstanding balance in an Eligible Director’s Cash Deferral Account shall be paid in a lump sum and any outstanding balance in an Eligible Director’s Deferred Stock Account shall be distributed in shares of Common Stock if the Eligible Director ceases to serve as a director of the Company or a surviving company after the date of the Change of Control.   For purposes of the Plan, the term Change of Control includes:  (i) a change in the ownership of the Company, (ii) a change in effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company.   A change in the ownership of the Company occurs on the date that any one person, or more than one person, acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.   A change in the effective control of the Company occurs only on (i) the date any one person or group acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition) ownership of stock of the Company possessing 30% or more of the total voting power of the stock, or (ii) the date a majority of the members of the Company’s Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.  A change in the ownership of a substantial portion of the assets of the Company occurs on the date that any one person or group acquires assets from the Company that have a total gross fair market value equal to or more than 70% of the total gross fair market value of all the assets of the Company immediately before such acquisition.  This definition of Change in Control shall be interpreted in a manner that is consistent with Treasury Regulation section 1.409A-3(i)(5).

5.6.           Limitation of Rights.

(a)           No Right to Continue as a Director.  Neither this Plan, nor the granting of an Option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

(b)           No Shareholders’ Rights.  Except as specifically provided by the Plan, a participant in the Plan shall have no rights as a shareholder with respect to the Deferred Stock Account until the date of the issuance to him or her of a stock certificate therefore.

5.7.           Notice.  Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the secretary of the Company and shall become effective when it is received.

5.8.           Shareholder Approval and Registration Statement.  This Plan shall be approved by the Board of Directors and submitted to the Company’s shareholders for approval.  Any options granted under this Plan prior to effectiveness of a registration statement filed with the Securities and Exchange Commission covering the Shares to be issued hereunder shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares.

5.9.           Governing Law.  This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

5.10.           Severability.  If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

5.11.           Section 409A of the Code.

(a)           Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2).  Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1).

(b)           It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder).  The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A (including any transition or grandfather rules thereunder and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

(c)           Pursuant to Section 3.01(B)(1).02 of Internal Revenue Notice 2007-86 (“Transition Relief”), the Company shall permit Participants to modify their existing deferral elections previously made pursuant to the Plan to reflect new deferral elections regarding the time and form of payment of benefits under the Plan to the full extent permitted by, and in accordance with, the Transition Relief.

END OF EXHIBIT 10.3